UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2008

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 5.02(b)

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 7, 2008, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended September 30, 2008.  This disclosure is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 5.02(b)    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN

OFFICERS

On November 6, 2008, Eric H. Halvorson resigned from the Board of Directors of Salem Communications Corporation (the Company”) and from the Board of Directors of each of the Company’s wholly owned subsidiaries.  Mr. Halvorson’s resignation was effective immediately. The resignation was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company or its subsidiaries.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated November 7, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: November 7, 2008	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 7, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended September 30, 2008.

SALEM COMMUNICATIONS ANNOUNCES THIRD QUARTER 2008 TOTAL REVENUE OF $54.4 MILLION

CAMARILLO, CA November 7, 2008 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three and nine months ended September 30, 2008.

Third Quarter 2008 Results

For the quarter ended September 30, 2008 compared to the quarter ended September 30, 2007:

•

Total revenue decreased 4.3% to $54.4 million from $56.9 million;

•

Operating expenses increased 46.3% to $68.7 million from $46.9 million;

•

Operating loss from continued operations was $14.2 million for the quarter as compared to $10.0 million operating income in the prior year;

•

Net loss was $11.0 million, or $0.47 net loss per share, compared to a net income of $2.1 million, or $0.09 net income per diluted share;

•

EBITDA was a loss of $9.7 million for the quarter as compared to earnings of $13.8 million in the prior year;

•

Adjusted EBITDA decreased 14.5% to $12.7 million from $14.9 million;

Broadcast

•

Net broadcast revenue decreased 6.9% to $47.4 million from $50.9 million;

•

Station operating income (“SOI”) decreased 13.3% to $16.4 million from $18.9 million;

•

Same station net broadcast revenue decreased 6.9% to $45.5 million from $48.9 million;

•

Same station SOI decreased 11.6% to $16.5 million from $18.7 million;

•

Same station SOI margin decreased to 36.2% from 38.1%;

Non-broadcast

•

Non-broadcast revenue increased 17.3% to $7.1 million from $6.0 million; and

•

Non-broadcast operating income increased 36.8% to $0.6 million from $0.4 million.

Included in the results for the quarter ended September 30, 2008 are:

•

A $0.1 million income, net of tax, from discontinued operations of radio stations in Milwaukee, Wisconsin and Columbus, Ohio and CCM Magazine;

•

A $0.1 million loss, net of tax, on the disposal of assets;

•

A $20.3 million impairment of long-lived assets, net of tax, or $0.86 per share, related to the impairment of radio broadcasting licenses in our Cleveland market; and

•

A $2.0 million non-cash compensation charge, ($1.2 million, net of tax, or $0.05 per share) related to the expensing of stock options.  This charge included approximately $1.6 million related to the voluntary surrender of unvested stock options by senior management.  The charge consists of:

o

$1.8 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses

Included in the results for the quarter ended September 30, 2007 are:

•

A $0.1 million income, net of tax, from discontinued operations of radio stations Milwaukee, Wisconsin and Columbus, Ohio and CCM Magazine;

•

A $0.3 million loss ($0.2 million loss, net of tax, or $0.01 per share) on the disposal of assets; and

•

A $0.9 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting primarily of:

o

$0.7 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $0.9 million and generated a profit of $0.2 million for the quarter ended September 30, 2007 and net broadcast revenue of approximately $0.4 million and generated a profit of $0.1 million for the quarter ended September 30, 2008.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcast revenue of $0.2 million and generated no profit for the quarter ended September 30, 2007 and generated no revenue or no profit for the quarter ended September 30, 2008.

Other comprehensive loss of $0.3 million, net of tax, for the quarter ended September 30, 2008 and $1.5 million, net of tax, for the quarter ended September 30, 2007 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,673,788 diluted weighted average shares for the quarter ended September 30, 2008, and 23,776,449 diluted weighted average shares for the comparable 2007 period.

Year to Date 2008 Results

For the nine month period ended September 30, 2008 compared to the nine month period ended September 30, 2007:

•

Total revenue decreased 2.7% to $165.9 million from $170.5 million;

•

Operating expenses increased 13.8% to $157.0 million from $137.9 million;

•

Operating income from continued operations decreased to $8.9 million from $32.6 million;

•

Net loss was $2.5 million, or $0.11 net loss per share, compared to net income of $8.0 million or $0.34 net income per diluted share;

•

EBITDA decreased 47.3% to $23.3 million from $44.2 million;

•

Adjusted EBITDA decreased 11.8% to $38.9 million from $44.2 million;

Broadcast

•

Net broadcast revenue decreased 5.1% to $145.2 million from $153.0 million;

•

SOI decreased 10.6% to $50.6 million from $56.6 million;

•

Same station net broadcast revenue decreased 5.5% to $140.1 million from $148.2 million;

•

Same station SOI decreased 9.4% to $50.4 million from $55.6 million;

•

Same station SOI margin decreased to 36.0% from 37.5%;

Non-broadcast

•

Non-broadcast revenue increased 18.5% to $20.7 million from $17.5 million; and

•

Non-broadcast operating income decreased 27.3% to $1.1 million from $1.6 million

Included in the results for the nine month period ended September 30, 2008 are:

•

A $2.1 million income ($0.09 gain per diluted share), net of tax, from discontinued operations consisting primarily of:

o

A $1.3 million gain, net of tax, from the sale of WRRD-AM in Milwaukee, Wisconsin;

o

A $0.8 million gain, net of tax, from the sale of WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of radio station WRFD-AM in Columbus, Ohio and the operating results of CCM Magazine;

•

A $5.9 million gain primarily from the disposal of the assets of KTEK-AM in Houston, Texas ($3.5 million gain, net of tax, or $0.15 per diluted share);

•

A $20.3 million impairment of long-lived assets, net of tax, or $0.86 per share, related to the impairment of radio broadcasting licenses in our Cleveland market;

•

A $3.3 million non-cash compensation charge ($2.0 million, net of tax, or $0.08 per share) related to the expensing of stock options.  This charge included approximately $1.6 million related to the voluntary surrender of unvested stock options by senior management.  The charge consists of:

o

$2.8 million non-cash compensation included in corporate expenses;

o

$0.4 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the nine month period ended September 30, 2007 are:

•

A $0.2 million income ($0.01 gain per diluted share), net of tax, from discontinued operations of radio stations in Milwaukee, Wisconsin and Columbus, Ohio and CCM Magazine;

•

A $3.4 million pre-tax gain  from the sale of selected assets of WKNR-AM in Cleveland, Ohio, partially offset by the pre-tax loss of $0.5 million recognized on the sale of radio station WVRY-FM, Nashville, Tennessee and various fixed asset disposals; and

•

A $2.5 million non-cash compensation charge ($1.4 million, net of tax, or $0.06 per share) related to the expensing of stock options consisting of:

o

$1.8 million non-cash compensation included in corporate expenses;

o

$0.6 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $2.8 million and generated a profit of $0.6 million for the nine months ended September 30, 2007 and net broadcast revenue of approximately $1.7 million and generated a profit of $0.2 million for the nine months ended September 30, 2008.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcast revenue of $0.8 million and generated a loss of $0.1 million for the nine months ended September 30, 2007 and non-broadcast revenue of approximately $0.4 million and generated a profit of $0.1 million for the nine months ended September 30, 2008.

Other comprehensive loss $0.5 million, net of tax, for the nine months ended September 30, 2008 and $0.7 million, net of tax, for the nine months ended September 30, 2007 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,670,455 diluted weighted average shares for the nine months ended September 30, 2008 and 23,828,495 diluted weighted average shares for the comparable 2007 period.

Balance Sheet

As of September 30, 2008, the company had net debt of $335.8 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 6.07 versus a compliance covenant of 6.75 and its bond leverage ratio was 6.14 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions are currently pending:

•

WAMD (970 AM) in Baltimore, Maryland will be acquired for approximately $2.7 million.

•

WRFD (880 AM) in Columbus, Ohio will be sold for approximately $4.0 million; and

•

WRVI (109.5 FM) in Louisville, Kentucky will be sold for approximately $3.0 million.

Fourth Quarter 2008 Outlook

For the fourth quarter of 2008, Salem is projecting total revenue to decrease in the high-single digit range over fourth quarter 2007 total revenue of $58.5 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets and impairments to decline in the mid-single digits as compared to the fourth quarter of 2007 operating expenses of $49.5 million.

Conference Call Information

Salem will host a teleconference to discuss its results today, on November 7, 2008 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (973) 582-2717 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through November 21, 2008 and can be heard by dialing (706) 645-9291, pass code 69941003 or on the investor relations portion of the company’s website, located at www.salem.cc.

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 94 radio stations, including 59 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Company Contact:

Tomasita Solis

Salem Communications

(805) 987-0400 ext. 1067

tomasitaa@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), impairment of long-lived assets, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(unaudited)
Net broadcast revenue	$ 50,864	$ 47,371	$ 153,001	$ 145,226
Non-broadcast revenue	6,018	7,057	17,480	20,711
Total revenue	56,882	54,428	170,481	165,937
Operating expenses:
Broadcast operating expenses	31,925	30,942	96,423	94,634
Non-broadcast operating expenses	5,594	6,477	15,903	19,564
Corporate expenses	5,425	6,555	16,735	16,314
Impairment of long lived assets	-	20,320	-	20,320
Depreciation and amortization	3,674	4,218	11,179	12,036
(Gain) loss on disposal of assets	309	142	(2,329)	(5,862)
Total operating expenses	46,927	68,654	137,911	157,006
Operating income (loss)	9,955	(14,226)	32,570	8,931
Other income (expense):
Interest income	52	47	160	181
Interest expense	(6,375)	(5,453)	(19,137)	(17,015)
Other income (expense), net	83	278	230	178
Income (loss) from continuing operations before income taxes	3,715	(19,354)	13,823	(7,725)
Provision for (benefit from) income taxes	1,698	(8,235)	6,035	(3,100)
Income (loss) from continuing operations	2,017	(11,119)	7,788	(4,625)
Income from discontinued operations, net of tax	81	77	199	2,130
Net income (loss)	$ 2,098	$ (11,042)	$ 7,987	$ (2,495)
Other comprehensive loss, net of tax	(1,498)	(297)	(674)	(480)
Comprehensive income (loss)	$ 600	$ (11,339)	$ 7,313	$ (2,975)

Basic income (loss) per share before discontinued operations	$ 0.08	$ (0.47)	$ 0.33	$ (0.20)
Income from discontinued operations, net of tax	$ -	$ -	$ 0.01	$ 0.09
Basic income (loss) per share after discontinued operations	$ 0.09	$ (0.47)	$ 0.34	$ (0.11)

Diluted income (loss) per share before discontinued operations	$ 0.08	$ (0.47)	$ 0.33	$ (0.20)
Income from discontinued operations, net of tax	$ -	$ -	$ 0.01	$ 0.09
Diluted income (loss) per share after discontinued operations	$ 0.09	$ (0.47)	$ 0.34	$ (0.11)

Basic weighted average shares outstanding	23,772,647	23,673,788	23,823,757	23,670,455
Diluted weighted average shares outstanding	23,776,449	23,673,788	23,828,495	23,670,455

Other Data:
Station operating income	$ 18,939	$ 16,429	$ 56,578	$ 50,592
Station operating margin	37.2%	34.7%	37.0%	34.8%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2007	2008
		(unaudited)
Assets
Cash	$ 447	$ 184
Trade accounts receivable, net	30,030	29,743
Deferred income taxes	5,567	5,181
Other current assets	3,256	3,151
Assets of discontinued operations	8,829	204
Property, plant and equipment, net	130,857	136,564
Intangible assets, net	492,156	478,916
Bond issue costs	444	333
Bank loan fees	1,994	1,235
Other assets	6,218	10,057
Total assets	$ 679,798	$ 665,568

Liabilities and Stockholders' Equity
Current liabilities	$ 26,290	$ 28,663
Long-term debt and capital lease obligations	350,106	335,483
Deferred income taxes	61,381	58,745
Other liabilities	8,843	9,145
Stockholders' equity	233,178	233,532
Total liabilities and stockholders' equity	$ 679,798	$ 665,568

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 1,632	$ 1,099	$ 5,403	$ 3,901
Maintenance	1,488	1,431	6,450	4,043

Total capital expenditures	$ 3,120	$ 2,530	$ 11,853	$ 7,944

Tax information
Cash tax expense	$ 78	$ 41	$ 293	$ 350
Deferred tax expense	1,620	(8,276)	5,742	(3,450)

Provision for (benefit from) income taxes	$ 1,698	$ (8,235)	$ 6,035	$ (3,100)

Tax benefit of non-book amortization	$ 3,828	$ 1,934	$ 11,940	$ 9,775

Reconciliation of Same Station Net Broadcast Revenue to
Total Net Broadcast Revenue
Net broadcast revenue - same station	$ 48,908	$ 45,525	$ 148,183	$ 140,068
Net broadcast revenue - acquisitions	45	373	166	1,309
Net broadcast revenue - dispositions	159	-	699	346
Net broadcast revenue - format changes	1,752	1,473	3,953	3,503

Total net broadcasting revenue	$ 50,864	$ 47,371	$ 153,001	$ 145,226

Reconciliation of Same Station Broadcast Operating Expenses to
Total Broadcast Operating Expenses
Broadcast operating expenses - same station	$ 30,255	$ 29,036	$ 92,580	$ 89,670
Broadcast operating expenses - acquisitions	59	315	235	1,089
Broadcast operating expenses - dispositions	37	(2)	383	237
Broadcast operating expenses - format changes	1,574	1,593	3,225	3,638

Total broadcast operating expenses	$ 31,925	$ 30,942	$ 96,423	$ 94,634

Reconciliation of Same Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 18,653	$ 16,489	$ 55,603	$ 50,398
Station operating income - acquisitions	(14)	58	(69)	220
Station operating income - dispositions	122	2	316	109
Station operating income - format changes	178	(120)	728	(135)

Total station operating income	$ 18,939	$ 16,429	$ 56,578	$ 50,592

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast Operating Income to Operating Income (Loss)
Station operating income	$ 18,939	$ 16,429	$ 56,578	$ 50,592
Non-broadcast operating income	424	580	1,577	1,147
Less:
Corporate expenses	(5,425)	(6,555)	(16,735)	(16,314)
Depreciation and amortization	(3,674)	(4,218)	(11,179)	(12,036)
Impairment of long lived assets	-	(20,320)	-	(20,320)
Gain (loss) on disposal of assets	(309)	(142)	2,329	5,862
Operating income (loss)	$ 9,955	$ (14,226)	$ 32,570	$ 8,931

Reconciliation of Adjusted EBITDA to EBITDA
to Net Income (Loss)
Adjusted EBITDA	$ 14,902	$ 12,747	$ 44,165	$ 38,933
Less:
Stock-based compensation	(881)	(2,015)	(2,515)	(3,330)
Discontinued operations, net of tax	81	77	199	2,130
Impairment of long lived assets	-	(20,320)	-	(20,320)
Gain (loss) on disposal of assets	(309)	(142)	2,329	5,862
EBITDA	13,793	(9,653)	44,178	23,275
Plus:
Interest income	52	47	160	181
Less:
Depreciation and amortization	(3,674)	(4,218)	(11,179)	(12,036)
Interest expense	(6,375)	(5,453)	(19,137)	(17,015)
Provision for (benefit from) income taxes	(1,698)	8,235	(6,035)	3,100
Net income (loss)	$ 2,098	$ (11,042)	$ 7,987	$ (2,495)

		Applicable
	Outstanding at	Interest
	September 30, 2008	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 100,000	7.75%
Senior bank term loan B debt (1)	71,990	4.56%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	71,678	4.54%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2)  Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of September 30, 2008, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.